Exhibit 10-Q

PROMISSORY NOTE

Principal amount: $63,975.00     Date: February 28, 2004

FOR VALUE RECEIVED, the undersigned herby promises to pay to the order of TAM Irrevocable Trust the sum of Sixty Three Thousand Nine Hundred Seventy-Five Dollars ($63,975.00), together with simple interest thereon at the rate of ten percent (10%) per annum. Monthly interest of $533.13 will accrue monthly on the first day of each month beginning April 1, 2004 and ending February 28, 2014. The unpaid principal balance shall be paid on February 28, 2014.

All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty.

This note shall be at the option of any holder thereof be immediately due and payable upon the occurrence of any of the following: 1) Failure to make any payment due hereunder within on or before its due date; 2) Breach of any condition of any security interest, mortgage, loan payment, pledge agreement or guarantee granted as collateral security for this note; 3) Breach of any condition of any loan agreement, security agreement or mortgage, if any, having a priority over any loan agreement, security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this note; 4)Upon the dissolution or liquidation of the undersigned, or any endorser, guarantor to surety hereto; 5) Upon the filing by the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

In the event this note shall not be in default and placed for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, govern and enforced in accordance with the laws of the State of California.

Seychelle Environmental Technologies, Inc.

By: ____/s/ Carl Palmer____________
Carl Palmer, CEO